Exhibit 10.4

SPROUTS FARMERS MARKET, INC.

Performance Share award Agreement

Cover Sheet

Sprouts Farmers Market, Inc., a company incorporated under the laws of the State of Delaware (“Company”), hereby grants an award of performance shares (“Performance Shares”) to the individual named below. The terms and conditions of the Performance Shares are set forth in this cover sheet (“Cover Sheet”), in the attached Performance Share Award Agreement (the “Agreement”) and in the Sprouts Farmers Market, Inc. 2013 Incentive Plan (the “Plan”). All capitalized terms used but not defined in this Cover Sheet and the Agreement will have the meanings ascribed to such terms in the Plan.

Granted to:
Grant Date:
Number of Performance Shares:
Issuance of Shares:
Vesting Schedule:

By signing this Cover Sheet, you agree to all of the terms and conditions described in this Cover Sheet, in the Agreement and in the Plan. If you do not sign and return this Cover Sheet and the attached Irrevocable Standing Order to Sell Shares within 60 days of the Grant Date, the Company will have the right to rescind this award.

Signature: _____________________ Date:

SPROUTS FARMERS MARKET, INC.

By:

Name:

Title:

SPROUTS FARMERS MARKET, INC.

2013 INCENTIVE PLAN

Performance Share AWARD AGREEMENT

Right to Shares

The award of Performance Shares represents your right to receive, and the Company’s obligation to issue, one Share for each Performance Share earned, based on the Company’s 2024 EBIT as set forth in the Cover Sheet. The Shares issued will be subject to the vesting conditions described below. Issuance of Shares equal to the Performance Shares earned will occur as soon as practicable following the date the Compensation Committee certifies 2024 EBIT, based on the Company’s 2024 fiscal year audited financial statements (the “Certification Date”).

Vesting

The Performance Shares issued to you will vest in accordance with the schedule set forth in the Cover Sheet.

All Performance Shares will cease vesting as of the date your employment with the Company and its Affiliates has terminated for any reason.

Termination; Specified Conduct

Should your employment with the Company and its Affiliates terminate for any reason or if you engage in Specified Conduct (as defined in Exhibit A) prior to the Certification Date, you shall forfeit all rights to receive any Performance Shares. Should your employment with the Company and its Affiliates terminate for any reason after the Certification Date or if you engage in Specified Conduct after the Certification Date, you shall forfeit all Performance Shares that are not then vested, and such Performance Shares shall be returned to the Company automatically and for no consideration.

Change in Control

Notwithstanding the foregoing:

(A) if there occurs a Change in Control (as defined in Exhibit A), and this award does not continue or is not assumed by an acquiror, then (i) if the Change in Control occurs prior to the Certification Date, you will be entitled to receive, immediately prior to the Change in Control, the greater of (x) the target number of Performance Shares, or (y) the number of Performance Shares which would have been earned pursuant to the Cover Sheet based on actual 2024 EBIT through the date the Change in Control occurs, and (ii) if the Change in Control occurs after the Certification Date, all Performance Shares that have not yet vested shall vest immediately prior to the Change in Control; and

(B) if there occurs a Change in Control, and this award continues or is assumed by an acquiror, and your employment is terminated by the Company or an acquiror without Cause (as defined in Exhibit A) or by you for Good Reason (as defined in Exhibit A), in each case within 24 months following the Change in Control, then (i) if such termination occurs prior to the Certification Date, you will be entitled to receive, as soon as practicable following such termination, the greater of (x) the target number of Performance Shares, or (y) the number of Performance Shares which would have been earned pursuant to the Cover Sheet based on actual 2024 EBIT through the date of such termination, which Shares shall be immediately vested, and (ii) if such termination occurs after the Certification Date, all Performance Shares that have not yet vested shall vest immediately upon such termination.

For purposes of the foregoing, this award shall not be treated as continued or assumed unless it is continued or assumed on a substantially equivalent basis, including, without limitation, continuation or assumption of the same Company EBIT performance metrics, subject to adjustment in accordance with the Plan.

Taxes

Unless you make an election under Section 83(b) of the Code within 30 days of the Certification Date, the value of the Performance Shares as and when they vest will be treated as wages subject to payroll withholding. The Company will satisfy the withholding obligation through a “sell to cover” whereby you irrevocably direct a securities broker approved by the Company to sell a portion of your Performance Shares that are then scheduled to vest and to deliver the sale proceeds to the Company in payment of the applicable withholding taxes. You agree to provide these directions by signing and returning the Irrevocable Standing Order to Sell Shares attached hereto, along with a signed copy of the Cover Sheet, within 60 days of the Grant Date.

The number of Shares that the broker will sell will be based on an estimate made by the broker of the Shares required to be sold to satisfy the withholding taxes. You agree that the proceeds received from the sale of Shares will be used to satisfy the withholding taxes and, accordingly, you authorize the broker to pay such proceeds to the Company for such purpose. To the extent that the proceeds obtained by such sale exceed the amount necessary to satisfy the withholding taxes, such excess proceeds shall be deposited into your brokerage account and in the event of a shortfall, additional Shares may be sold and/or cash withholding may be required from you. Any remaining Shares shall be deposited into your brokerage account.

If there is not a market in the Shares or the Company determines in its sole discretion that the sell to cover procedure is not advisable or sufficient, the Company will have the right to make other arrangements to satisfy the withholding taxes due upon the vesting of the Shares with respect to the Performance Shares, including, but not limited to, the right to deduct amounts from salary or payments of any kind otherwise due to the Participant or withhold in Shares (by transferring Shares back to the Company), provided that the Company only withholds the amount of Shares necessary to satisfy the statutory minimum withholding amount. If such other arrangements are made, your Irrevocable Standing Order to Sell Shares will be voided.

You represent to the Company that, as of the date you sign the Irrevocable Standing Order to Sell Shares, you are not aware of any material nonpublic information about the Company or the Shares. You and the Company have structured this Agreement to constitute a “binding contract” relating to the sale of Shares, consistent with the affirmative defense to liability under Section 10(b) of the Exchange Act under Rule 10b5-1(c) issued under such Act.

Restrictions on Resale

By signing this Agreement, you agree not to sell any Performance Shares at a time when applicable laws, regulations or Company policies prohibit a sale.

In addition, until the Performance Shares have vested pursuant to the schedule set forth in the Cover Sheet, they may not be sold, transferred, assigned, pledged, margined, or otherwise encumbered or disposed of (except for transfers and forfeitures to the Company).

The Company’s obligation to issue Performance Shares upon the Certification Date shall be subject to applicable laws, rules and regulations and also to such approvals by governmental agencies as may be deemed appropriate to comply with relevant securities laws and regulations.

You shall deliver to the Chief Legal Officer of the Company, at the time of execution of this Agreement and/or at such other time or times as the Chief Legal Officer may request, one or more executed stock powers, authorizing the transfer of the Performance Shares to the Company upon forfeiture, and you shall take such other steps or perform such other actions as may be requested by the Chief Legal Officer to effect the transfer of any forfeited Performance Shares.

Transfer of right to receive Performance Shares

Prior to the Vesting Date, you cannot transfer or assign your right to receive Performance Shares. For instance, you may not sell your right to Performance Shares or use such right as security for a loan. If you attempt to do any of these things, your award will immediately become invalid.

Regardless of any marital property settlement agreement, the Company or a securities broker, as applicable, is not obligated to recognize your former spouse’s interest in your right to Performance Shares in any way.

Stockholder Rights; Dividend Equivalent Rights

You, or your estate or heirs, have no rights as a stockholder of the Company in respect of Performance Shares until the Certification Date. No adjustments are made for dividends or other rights if the applicable record date occurs before Shares are issued, except as described in the Plan.

On and following the Certification Date, you shall have the rights as a stockholder, subject to the restrictions set forth in this Agreement (including, without limitation, transfer restrictions and forfeiture during the vesting period).

Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware.

The Plan and Other Agreements

The text of the Plan and any amendments thereto are incorporated in this Agreement by reference.

This Agreement, the Cover Sheet and the Plan constitute the entire understanding between you and the Company regarding the Performance Shares. Any prior agreements, commitments or negotiations concerning the Performance Shares are superseded.

By signing the Cover Sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan and evidence your acceptance of the powers of the Committee of the Board of Directors of the Company that administers the Plan.

Exhibit A

Certain Definitions

“Affiliate” means, when used with reference to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with, or owns greater than fifty percent (50%) of the voting power in, the specified Person (the term “control” for this purpose shall mean the ability, whether by the ownership of shares or other equity interest, by contract or otherwise, to elect a majority of the directors of a corporation, independently to select the managing partner of a partnership or the managing member or the majority of the managers, as applicable, of a limited liability company, or otherwise to have the power independently to remove and then select a majority of those Persons exercising governing authority over an entity, and control shall be conclusively presumed in the case of the direct or indirect ownership of fifty percent (50%) or more of the voting equity interests in the specified Person).

“Cause” shall have the meaning ascribed thereto in any effective employment agreement between you and the Company or its Affiliates, or if no employment agreement is in effect that contains a definition of cause, then Cause shall mean that you have (i) committed a felony or a crime involving moral turpitude, (ii) committed any act of gross negligence or fraud, (iii) failed, refused or neglected to substantially perform your duties (other than by reason of a physical or mental impairment) or to implement the reasonable directives of the Company (which, if deemed curable in the discretion of the Committee, is not cured within 30 days after notice thereof to you by the Committee), (iv) materially violated any policy of the Company (which, if deemed curable in the discretion of the Committee, is not cured within 30 days after notice thereof to you by the Committee), or (v) engaged in conduct that is materially injurious to the Company, monetarily or otherwise.

“Change in Control” shall mean:

(i)
any event occurs the result of which is that any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, becomes the “beneficial owner”, as defined in Rules l3d-3 and l3d-5 under the Exchange Act directly or indirectly, of more than 50% of the voting stock of the Company or any successor company thereto, including, without limitation, through a merger or consolidation or purchase of voting stock of the Company; provided that the transfer of 100% of the voting stock of the Company to a Person that has an ownership structure identical to that of the Company prior to such transfer, such that the Company becomes a wholly owned subsidiary of such Person, shall not be treated as a Change in Control;
(ii)
during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board then in office;
(iii)
the sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions other than a merger or consolidation, of all or substantially all of the assets of the Company and its consolidated subsidiaries taken as a whole to any Person or group of related Persons; or
(iv)
the adoption of a plan relating to the liquidation or dissolution of the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Good Reason” shall have the meaning ascribed thereto in any effective employment agreement between you and the Company or its Affiliates, or if no employment agreement is in effect that contains a definition of good reason, then Good Reason shall mean that the Company or its

Affiliates (i) has required that you relocate to a principal place of employment that is more than 50 miles from your then-current principal place of employment; (ii) has reduced, or has notified you of its intent to reduce, your base salary by more than 10%, unless such reduction is agreed to by you or is involuntarily imposed upon all other employees of the Company who are similarly situated to you; or (iii) without your consent, materially diminishes your authority or responsibilities; provided, however, that in the event you believe any of the forgoing conditions exist that constitute Good Reason, prior to Good Reason being established, you will first provide notice to the Company and give the Company a reasonable opportunity (not to exceed thirty (30) calendar days) to cure the condition you contend establishes Good Reason.

“Person” means and includes any individual, partnership, joint venture, corporation, limited liability company, estate, trust, or other entity.

“Specified Conduct” means, if you are party to an employment agreement that contains post-termination restrictive covenants, a breach of any such covenant, or if you are not party to an employment agreement that contains post-termination restrictive covenants, your (i) unauthorized disclosure of confidential information relating to the Company or its Affiliates, (ii) engaging, directly or indirectly, as an employee, partner, consultant, director, stockholder (other than as a passive investor in not more than 5% of the shares of any publicly traded class of securities of any business), owner, or agent in any business that is competitive with the businesses conducted by the Company and its Affiliates at the time of termination of your employment, (iii) soliciting or inducing, directly or indirectly, any former, present or prospective customer or client of the Company or its Affiliates to purchase any services or products offered by the Company or its Affiliates from any Person other than the Company or its Affiliates, or (iv) hiring, directly or indirectly, any individual who was an employee of the Company or its Affiliates within the six month period prior to termination of your employment, or soliciting or inducing, directly or indirectly, any such individual to terminate his or her employment with the Company or its Affiliates.

IRREVOCABLE STANDING ORDER TO SELL SHARES

I have been granted an award in respect of Performance Shares (“Performance Shares”) by Sprouts Farmers Market, Inc. (the “Company”), which is evidenced by a performance share award agreement between me and the Company (the “Agreement,” copy attached). Provided that I remain employed by the Company on the applicable vesting date, the shares vest according to the provisions of the Agreement.

I understand that on the Certification Date (as defined in the Agreement), the Performance Shares will be deposited into my account at E*Trade or such other broker the Company may engage at such time (the “Broker”) and that on the applicable vesting date, I will recognize taxable ordinary income as a result. Pursuant to the terms of the Agreement and as a condition of my receipt of the Shares, I understand and agree that, on the vesting date, I must sell a number of shares sufficient to satisfy all withholding taxes applicable to that ordinary income. Therefore, I hereby direct the Broker to sell, at the market price and on the vesting date (or the first business day thereafter if the vesting date should fall on a day when the market is closed), the number of Shares that the Company informs the Broker is sufficient to satisfy the applicable withholding taxes, which shall be calculated based on the closing price of the Company’s ordinary shares on the last trading day before the vesting date. I understand that the Broker will remit the proceeds to the Company for payment of the withholding taxes.

I understand and agree that by signing below, I am making an Irrevocable Standing Order to Sell Shares which will remain in effect until the vesting date. I also agree that this Irrevocable Standing Order to Sell Shares is in addition to and subject to the terms and conditions of any existing Account Agreement that I have with the Broker.

Signature

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